Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Avenue Therapeutics, Inc.

New York, New York

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2021, relating to the financial statements of Avenue Therapeutics, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

New York, New York

December 16, 2021